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                                                                     Exhibit 5.1

            Skadden, Arps, Slate, Meagher, & Flom LLP
                        Four Times Square
                  New York, New York 10036-6522



                                               August 31, 2001


CBNY Investment Services Corp.
320 Park Avenue
New York, NY 10022

            Re:   CBNY Investment Services Corp.
                  Registration Statement on Form S-1
                  (File No. 333-61212)

Ladies and Gentlemen:

         We have acted as special counsel to CBNY Investment Services Corp., a New York corporation (the "Company"), in connection with the rights offering (the "Rights Offering"). In connection with the Rights Offering, holders of record of the common stock of Commercial Bank of New York ("CBNY"), at the close of business on the record date of the Rights Offering (the "Record Date"), will be issued non-transferable Subscription Rights (the "Rights") by the Company entitling the holders thereof to purchase an aggregate of up to 1,060,000 shares of common stock of the Company, par value $1.00 per share (the "Common Stock" and, together with the Rights, the "Securities"). Holders of record of CBNY common stock will be issued one Right for every five shares of CBNY common stock owned of record as of the Record Date. Each Right includes (i) a basic subscription right entitling the holder to purchase one share of Common Stock at an exercise price of $10.00 per share (the "Subscription Price"), and (ii) if the holder elects to exercise his or her basic subscription rights in full, an over-subscription right to subscribe at the Subscription Price for additional shares of Common Stock that are not subscribed for by other holders of Rights pursuant to their basic subscription rights. The Registration Statement (as defined below) relates to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Rights to purchase up to 1,060,000 shares of

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Common Stock and (ii) 1,060,000 shares of Common Stock issuable upon exercise of the Rights.

        This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (No. 333-61212), filed by the Company with the Securities and Exchange Commission (the "Commission") on May 18, 2001, as amended by Amendment No. 1, filed by the Company with the Commission on July 12, 2001, and by Amendment No. 2, filed with the Commission on August 6, 2001, and by Amendment No.3, filed with the Commis sion on August 17, 2001, and by Amendment No.4, filed with the Commission on August 31, 2001 (as so amended, the "Registration Statement"); (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect, filed as Exhibit 3.1 to the Registration Statement; (iii) the By-laws of the Company, as amended to date and currently in effect, filed as Exhibit 3.2 to the Registration Statement; (iv) the Form of Subscription Certificate to Subscribe for Shares of Common Stock of the Company, filed as Exhibit 4.1 to the Registration Statement; (v) the Specimen Certificate for shares of the Common Stock of the Company, filed as Exhibit 4.2 to the Registration Statement; (vi) Resolutions of the Board of Directors of the Company adopted on May 8, 2001 and on August 22, 2001 relating to the transactions contemplated by the Registration Statement; (vii) the Organization Certificate of CBNY, as amended to date and currently in effect; (viii) the By-laws of CBNY, as currently in effect; and
(ix) Resolutions of the Board of Directors of CBNY adopted on February 12, 2001. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and CBNY and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, CBNY and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and CBNY, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery

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by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representa tions of officers and other representatives of the Company, CBNY and others.

          For purposes of this opinion, we have assumed that, prior to the issuance of any of the Securities, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective and the certificates representing the Common Stock in the form of the specimen certificate examined by us will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar.

          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the State of New York, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

          Based upon and subject to the foregoing we are of the opinion that:

1. The issuance of the Rights has been duly authorized and when the Rights are distributed to holders of CBNY common stock as contemplated in the Registration Statement, they will be validly issued.

2. The issuance and sale of the Common Stock upon exercise of the Rights have been duly authorized, and when (i) the holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof, and (ii) the shares of Common Stock are issued and paid for as contemplated by the Rights, the shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                       Very truly yours,

               /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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